                                                                   EXHIBIT 25.2

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               _______________

                                   FORM T-1

 STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF
              1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                TRUSTEE PURSUANT TO SECTION 305(b)(2)_________
                               _______________

                      U.S. TRUST COMPANY OF TEXAS, N.A.
             (Exact name of trustee as specified in its charter)

                                                           75-2353745
(State of incorporation                                 (I.R.S. employer
if not a national bank)                                identification No.)

2001 Ross Ave, Suite 2700                                     75201
      Dallas, Texas                                         (Zip Code)
  (Address of trustee's
principal executive offices)

                              Compliance Officer
                      U.S. Trust Company of Texas, N.A.
                          2001 Ross Ave, Suite 2700
                             Dallas, Texas  75201
                                (214) 754-1200
          (Name, address and telephone number of agent for service)
                               _______________

                          Southside Capital Trust I
             (Exact name of obligor as specified in its charter)

         Delaware
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                          identification No.)

          P.O. Box 1079
           Tyler, Texas                                       75701
(Address of principal executive offices)                    (Zip Code)
                               _______________

                 ____% Cumulative Trust Preferred Securities
                     (Title of the indenture securities)


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                                    GENERAL

1.       General Information.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          Federal Reserve Bank of Dallas (11th District),
                                  Dallas, Texas (Board of Governors of the
                                  Federal Reserve System)
                          Federal Deposit Insurance Corporation, Dallas, Texas The Office of the Comptroller of the Currency, Dallas, Texas

         (b)     Whether it is authorized to exercise corporate trust powers.

                          The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor and Underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the Trustee:

                              As of May 6, 1998
--------------------------------------------------------------------------------
           Col A.                                       Col B.
--------------------------------------------------------------------------------
        Title of Class                            Amount Outstanding
--------------------------------------------------------------------------------

Capital Stock - par value $100 per share                        5,000 shares

4.       Trusteeships under Other Indentures.

         Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         Not Applicable
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6.       Voting Securities of the Trustee Owned by the Obligor or its
         Officials.

         Not Applicable

7.       Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Not Applicable

8.       Securities of the Obligor Owned or Held by the Trustee.

         Not Applicable

9.       Securities of Underwriters Owned or Held by the Trustee.

         Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

         Not Applicable

12.      Indebtedness of the Obligor to the Trustee.

         Not Applicable

13.      Defaults by the Obligor.

         Not Applicable

14.      Affiliations with the Underwriters.

         Not Applicable

15.      Foreign Trustee.

         Not Applicable

16.      List of Exhibits.

         T-1.1   -  A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit
                    T-1.1 filed with Form T-1 Statement, Registration No.
                    22-21897.

16.      (con't.)

         T-1.2   -  A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration
                    No. 22-21897.

         T-1.3   -  A copy of the authorization of the Trustee to exercise
                    corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration
                    No. 22-21897.

         T-1.4   -  A copy of the By-laws of the U.S. Trust Company of Texas,
                    N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement,
                    Registration No. 22-21897.

         T-1.6   -  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         T-1.7   -  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of May 6, 1998, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of May 6, 1998, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,142,000.00 shares of $5 par value Common Stock as of February 24, 1998.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


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                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 6th day of May, 1998.

                                                 U.S. Trust Company
                                                 of Texas, N.A., Trustee



                                                 By: /s/ JOHN C. STOHLMANN
                                                    -------------------------
                                                    John C. Stohlmann
                                                    Vice President

                                                                         Board of Governors of the Federal Reserve System
                                                                         OMB Number: 7100-0036
                                                                         Federal Deposit Insurance Corporation
                                                                         OMB Number: 3064-0052
                                                                         Office of the Comptroller of the Currency
                                                                         OMB Number: 1557-0081
Federal Financial Institutions Examination Council                       Expires March 31, 2000

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                                                                         (1)
(LOGO)                                                                   Please Refer to Page I,
                                                                         Table of Contents, for
                                                                         the required disclosure
                                                                         of estimated burden.

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CONSOLIDATED REPORTS OF
CONDITION AND INCOME FOR A BANK
WITH DOMESTIC OFFICES ONLY AND                                          (980331)
TOTAL ASSETS OF LESS THAN $100                                         -----------
MILLION -- FFIEC 033                                                   (RCRI 9999)

REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1998                  This report form is to be filed by banks with
                                                                domestic offices only. Banks with branches and
                                                                consolidated subsidiaries in U.S. territories and
This report is required by law: 12 U.S.C. Section 324 (State    possessions, Edge or Agreement subsidiaries, foreign
member banks); 12 U.S.C. Section 1817 (State nonmember          branches, consolidated foreign subsidiaries, or
banks); and 12 U.S.C. Section 161 (National banks).             International Banking Facilities must file FFIEC 031.

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NOTE: The Reports of Condition and Income must be signed by     The Reports of Condition and Income are to be
an authorized officer and the Report of Condition must be       prepared in accordance with Federal regulatory
attested to by not less than two directors (trustees) for       authority instructions. NOTE: these instructions may
State nonmember banks and three directors for State member      in some cases differ from generally accepted
and National Banks.                                             accounting principles.

I, Alfred B. Childs, SVP & Cashier                              We, the undersigned directors (trustees), attest to
   -------------------------------                              the correctness of this Report of Condition
   Name and Title of Officer Authorized to Sign Report          (including the supporting schedules) and declare that
                                                                it has been examined by us and to the best of our
of the named bank do hereby declare that these Reports of       knowledge and belief has been prepared in conformance
Condition and Income (including the supporting schedules)       with the instructions issued by the appropriate
have been prepared in conformance with the instructions         Federal regulatory authority and is true and correct.
issued by the appropriate Federal regulatory authority and
are true to the best of my knowledge and belief.                /s/ Stuart M. Pearman
                                                                ---------------------
                                                                Director (Trustee)
/s/ Alfred B. Childs
--------------------                                            /s/ J. T. Moore Jr.
Signature of Officer Authorized to Sign Report                  -------------------
                                                                Director (Trustee)

4/14/98                                                         /s/ Peter Denker
--------------------                                            ----------------
Date of Signature                                               Director (Trustee)

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SUBMISSION OF REPORTS                                           (b)  in hard-copy (paper) form and arrange for another
                                                                     party to convert the paper report to electronic
Each bank must prepare its Reports of Condition and Income           form. That party (if other than EDS) must transmit
either:                                                              the bank's computer data file to EDS.
(a)  in electronic form and then file the computer data file    To fulfill the signature and attestation requirement for
     directly with the banking agencies' collection agent,      the Reports of Condition and Income for this report date,
     Electronic Data Systems Corporation (EDS), by modem        attach this signature page to the hard-copy record of the
     or on computer diskette; or                                completed report that the bank places in its files.

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FDIC Certificate Number                                         Call No. 203    33         03-31-98
                       ----------
                       (RCRI 9050)                              STBK: 48-6797 13264  STCERT: 48-33217

                                                                US Trust Company of Texas, National Association
                                                                2001 Ross Avenue, Suite 2700
                                                                Dallas, TX  75201

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

Legal Title of Bank:                                                 Call Date: 03/31/98     State #: 48-6797     FFIEC  033
Address:                 2100 Ross Avenue, Suite 2700                Vendor ID:        D      Cort #:   13264      Page RC-1
City, State  Zip:        Dallas, TX  75201                           Transit #: 11101765
                                                                                                                   ---------
                                                                                                                       9
                                                                                                                   ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                                                                                                       C200<
                                                                                                 Dollar Amounts in Thousands
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
ASSETS
  1. Cash and balances due from depository institutions:                                            RCON
     a.   Noninterest-bearing balances and currency and coin (1,2)..............................    0081      1,143     1.a.
     b.   Interest bearing balances (3).........................................................    0071      1,138     1.b.
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)............................    1754          0     2.a.
     b.   Available-for-sale securities (from Schedule RC-B, column D)..........................    1773    121,248     2.b.
  3. Federal funds sold (4) and securiites purchased under agreements to resell:                    1350      5,000     3
  4. Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income                         RCON
          (from Schedule RC-C)____________................................ 2122      18,091                             4.a.
     b.   LESS: Allowance for loan and lease losses....................... 3123         225                             4.c.
     c.   LESS: Allocated transfer risk reserve........................... 3128           0
  d.   Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and     RCON
       4.c).....................................................................................    2125       17,866   4.d.
  5. Trading assets ............................................................................    3545            0   5.
  6. Premises and fixed assets (including capitalized leases)...................................    2145          743   6.
  7. Other real estate owned (from Schedule RC-M)...............................................    2150            0   7.
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule
     RC-M)......................................................................................    2130            0   8.
  9. Customers' liability to this bank on acceptances outstanding...............................    2155            0   9.
 10. Intangible assets (from Schedule RC-M).....................................................    2143            0  10.
 11. Other assets (from Schedule RC-F)..........................................................    2160        1,902  11.
 12. Total assets (sum of items 1 through 11)...................................................    2170      149,040  12.

---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. Trust Company of Texas, N.A.:          Call Date: 03/31/98       State#: 48-6797       FFIEC  033
2100 Ross Avenue, Suite 2700                Vendor ID:        D          Cert#: 13264       Page  RC-2
Dallas, TX  75201                           Transit #: 11101765                                    10

SCHEDULE RC - CONTINUED

                                                                                 Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from                                       RCON
                                                                                                        ----
       Schedule RC-E ...............................................................  RCON              2200     120,298   13.a.
                                                                                      ----
        (1) Noninterest-bearing(1)..................................................  6631   10,817                        13.a.1
        (2) Interest-bearing........................................................  6636  109,481                        13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
        (1) Noninterest-bearing.....................................................
        (2) Interest-bearing........................................................
14.  Federal funds purchased (2) and securities sold under agreements to repurchase:                    RCON
                                                                                                        ----
                                                                                                        2800           0   14
15.  a. Demand notes issued to the U.S. Treasury....................................                    2840           0   15.a
     b. Trading liabilities ........................................................                    3548           0   15.b
16.  Other borrowed money:
     a. With a remaining maturity of one year or less...............................                    2332       2,000   16.a
     b. With a remaining maturity of more than one year through three years.........                    A547       2,000   16.b
     c. With a remaining maturity of more than three years..........................                    A548       1,000   16.c
17.  Not Applicable
18.  Bank's liability on acceptances executed and outstanding.......................                    2920           0   18.
19.  Subordinated notes and debentures..............................................                    3200           0   19.
20.  Other liabilities (from Schedule RC-G).........................................                    2930       2,225   20.
21.  Total liabilities (sum of items 13 through 20).................................                    2948     127,523   21.
22.  Not applicable
EQUITY CAPITAL                                                                                           RCON
                                                                                                         ----
23.  Perpetual preferred stock and related surplus..................................                     3838      7,000   23.
24.  Common stock...................................................................                     3230        500   24.
25.  Surplus (exclude all surplus related to preferred stock).......................                     3839      8,384   25.
26.  a. Undivided profits and capital reserves......................................                     3632      5,277   26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities......                     8434        356   26.b
27.  Cumulative foreign currency translation adjustments............................
28.  Total equity capital (sum of items 23 through 27)..............................                     3210     21,517   28.
29.  Total liabilities and equity capital (sum of items 21, 22 and 28)..............                     2257    149,040   29.


MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that best                                  NUMBER
    describes the most comprehensive level of auditing work performed for the bank                                ------
    by independent external auditors as of any date during 1997.....................                     6724          1   M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

                                                                  Exhibit T-1.6



                              CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Southside Capital Trust I ___% Cumulative Trust Preferred Securities, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                U.S. Trust Company of Texas, N.A.



                                By: /s/ JOHN C. STOHLMANN
                                    --------------------------------------
                                    John C. Stohlmann
                                    Vice President